Exhibit 99.1

RideNow Group, Inc. Reports Third Quarter 2025 Financial Results

Powersports Returns to Growth
CHANDLER, Arizona – November 4, 2025 – RideNow Group, Inc. (NASDAQ: RDNW), ("we", "our", the "Company", or "RideNow"), today announced financial results for the third quarter ended September 30, 2025.

Key Third Quarter 2025 Highlights (Compared to Third Quarter 2024)
•Powersports Revenue up slightly on higher unit sales
•Powersports Gross profit up 6.9%, more than offsetting the decline in the transportation services segment
•Reduced Selling, general & administrative expense (SG&A) by 2.3%
•Net loss improved 63.4% to a loss of $4.1 million compared to $11.2 million in last year's third quarter
•Adjusted EBITDA increased 80.9% to $12.3 million, compared with $6.8 million during the third quarter of the prior year

Commenting on the quarter, Chairman, Chief Executive Officer and President Michael Quartieri said, "I am pleased to report the momentum we experienced in the second quarter accelerated into the third quarter with the Company’s "back to our roots" strategy driving improved results. We see a clear path for continued improvement in performance, sustained growth, and value creation for our shareholders."

Third Quarter 2025 Results

	Three Months Ended September 30,
($ in millions)	2025	2024	YOY Change
Revenue	$281.0	$295.0	(4.7)%
Gross Profit	$76.0	$74.3	2.3%
SG&A	$64.4	$65.9	(2.3)%
Adjusted SG&A(1)	$61.5	$64.3	(4.4)%
Operating Income	$9.4	$5.3	77.4%
Net Loss	$(4.1)	$(11.2)	63.4%
Adjusted EBITDA(1)	$12.3	$6.8	80.9%

Unit Retail Sales:
New Powersports	9,904	9,740	1.7%
Pre-owned Powersports	4,701	4,549	3.3%

	Nine Months Ended September 30,
($ in millions)	2025	2024	YOY Change
Operating Cash Flow	$15.5	$68.6	(77.4)%
Capital Expenditures	$(5.0)	$(1.6)	(212.5)%
Free Cash Flow(1)	$10.5	$67.0	(84.3)%
	Sep. 30,	Dec. 31,
	2025	2024	Change
Cash (unrestricted)	$35.4	$85.3	(58.5)%
Long-term Debt, including Current Maturities	$207.5	$251.1	(17.4)%
Non-Vehicle Debt	$220.3	$267.4	(17.6)%
Non-Vehicle Net Debt(1)	$184.9	$182.1	1.5%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Third Quarter 2025 — Segment Results

Powersports Segment

	Three Months Ended September 30,
$ in millions, except per unit	2025	2024	YOY Change
Unit Sales (#)
Retail
New	9,904	9,740	1.7%
Pre-owned	4,701	4,549	3.3%
Total retail	14,605	14,289	2.2%
Wholesale	1,344	1,059	26.9%
Total Powersports Unit Sales	15,949	15,348	3.9%

Revenue
New retail vehicles	$147.1	$147.1	—%
Pre-owned retail vehicles	53.5	52.7	1.5%
Wholesale vehicles	3.7	6.6	(43.9)%
Finance & Insurance, net	24.9	24.3	2.5%
Parts, Services, and Accessories	50.8	49.2	3.3%
Total Powersports Revenue	$280.0	$279.9	—%

Gross Profit
New retail vehicles	$18.5	$16.6	11.4%
Pre-owned retail vehicles	8.6	7.7	11.7%
Wholesale vehicles	(0.2)	(0.5)	(60.0)%
Finance & Insurance, net	24.9	24.3	2.5%
Parts, Services, and Accessories	23.9	22.7	5.3%
Total Powersports Gross Profit	$75.7	$70.8	6.9%
Powersports GPU(1)	$5,183	$4,955	4.6%
(1) Calculated as total powersports gross profit divided by total retail units sold.
Vehicle Transportation Services Segment

	Three Months Ended September 30,
($ in millions)	2025	2024	Change
Vehicles Transported (#)	1,460	24,285	(94.0)%
Vehicle Transportation Services Revenue	$1.0	$15.1	(93.4)%
Vehicle Transportation Services Gross Profit	$0.3	$3.5	(91.4)%

Balance Sheet, Liquidity and Cash Flow

The Company ended the quarter with $51.8 million in total cash, inclusive of restricted cash, and $184.9 million of non-vehicle net debt. Availability under the Company's powersports short-term revolving floor plan lines of credit totaled approximately $131.1 million as of September 30, 2025. Total Available Liquidity, defined as total cash plus availability under floorplan credit facilities, was $182.9 million as of September 30, 2025. Cash inflows from operating activities were $15.5 million for the first nine months of 2025, compared to $68.6 million for the same period in 2024. Last year's cash flow from operations was driven by the reduction of excess inventory and benefited from the proceeds from the sale of the Company's loans receivable portfolio.

On August 10, 2025, the Company entered into an agreement with its lenders to extend the maturity date of its term debt credit agreement to September 30, 2027, at a 50-basis point reduction in interest, with revised financial covenants and other requirements. In connection with this amendment and extension, the Company paid down $20.0 million in principal on the term debt, funded from proceeds of $10.0 million in subordinated notes with certain related parties and existing cash balances. Following the paydown of the principal balance, cash payments for other interest expense are expected to be $3.4 million lower on an annualized basis for the duration of the term debt credit agreement.

Investor Conference Call
The Company's management will host a conference call to discuss these results on November 4, 2025 at 4:30 p.m. Eastern Time. To access the conference call, United States callers may dial 1-800-717-1738 (1-646-307-1865 for callers outside of the United States) and enter conference ID 19095. A live and archived webcast will be accessible from the Company's Investor Relations website at https://investors.ridenow.com.

About the Company
RideNow Group, Inc. (NASDAQ: RDNW), operates through two operating segments: a powersports dealership group and a vehicle transportation services entity, Wholesale Express, LLC (“Express”). We have partnerships with virtually every major powersports brand in the world, and we believe our powersports business is the largest powersports retail group in the United States. RideNow dealerships offer new and pre-owned motorcycles, all-terrain vehicles, utility terrain or side-by-side vehicles, personal watercraft, snowmobiles, as well as parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize our proprietary RideNow Cash Offer technology to acquire vehicles directly from consumers. To learn more, please visit us online at https://www.ridenow.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@RideNow.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RideNow Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2025	2024	2025	2024
Revenue:
Powersports vehicles	$204.3	$206.4	$595.3	$656.2
Parts, service and accessories	50.8	49.2	149.3	159.0
Finance and insurance, net	24.9	24.3	73.2	79.8
Vehicle transportation services	1.0	15.1	7.8	44.6
Total revenue	281.0	295.0	825.6	939.6
Cost of revenue:
Powersports vehicles	177.4	182.6	512.6	571.8
Parts, service and accessories	26.9	26.5	79.7	86.5
Vehicle transportation services	0.7	11.6	6.2	34.5
Total cost of revenue	205.0	220.7	598.5	692.8
Gross profit	76.0	74.3	227.1	246.8
Selling, general and administrative	64.4	65.9	192.2	211.2
Impairment of franchise rights	—	—	34.0	—
Depreciation and amortization	2.2	3.1	6.5	9.7
Operating income (loss)	9.4	5.3	(5.6)	25.9
Other income (expense):
Floor plan interest expense	(3.1)	(4.4)	(8.5)	(12.7)
Other interest expense, net	(10.4)	(12.2)	(32.1)	(36.2)
Other income	0.1	0.1	0.5	0.4
Total other expense	(13.4)	(16.5)	(40.1)	(48.5)
Loss before income taxes	(4.0)	(11.2)	(45.7)	(22.6)
Income tax expense (benefit)	0.1	—	0.3	(0.4)
Net loss	$(4.1)	$(11.2)	$(46.0)	$(22.2)

Weighted average shares-basic and diluted	38.1	35.3	37.9	35.2
Net loss per share - basic and diluted	$(0.11)	$(0.32)	$(1.21)	$(0.63)
Common shares outstanding, at period end	38.1	35.4	38.1	35.4

RideNow Group, Inc.
Condensed Consolidated Balance Sheets
 ($ in millions)

	(Unaudited)
	Sep. 30, 2025	Dec. 31, 2024
ASSETS
Current assets:
Cash	$35.4	$85.3
Restricted cash	16.4	11.4
Accounts receivable, net	33.7	30.5
Inventory	266.0	240.6
Prepaid expense and other current assets	6.8	3.6
Total current assets	358.3	371.4
Property and equipment, net	62.0	63.5
Right-of-use assets	150.2	157.1
Franchise rights and other intangible assets	127.8	161.9
Other assets	1.1	1.3
Total assets	$699.4	$755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$83.9	$75.4
Vehicle floor plan notes payable	235.3	209.9
Current portion of long-term debt	0.4	39.1
Total current liabilities	319.6	324.4
Long-term liabilities:
Long-term debt	207.1	212.0
Operating lease liabilities	125.0	129.8
Other long-term liabilities, including finance lease obligation	54.6	52.3
Total long-term liabilities	386.7	394.1
Total liabilities	706.3	718.5
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	703.3	700.9
Accumulated deficit	(705.9)	(659.9)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	(6.9)	36.7
Total liabilities and stockholders’ equity	$699.4	$755.2

RideNow Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	Nine Months Ended Sep. 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46.0)	$(22.2)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	6.5	9.7
Amortization of debt issuance costs	7.2	6.9
Stock-based compensation	1.3	3.9
Impairment of franchise rights	34.0	—
Deferred taxes	—	(0.4)
Gain on partial termination of warehouse lease	(0.4)	(0.9)
Interest paid-in-kind capitalized in debt principal	1.9	0.7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3.2)	20.3
Inventory	(25.4)	54.7
Prepaid expenses and other assets	(3.0)	1.8
Other liabilities	2.5	2.8
Accounts payable and accrued liabilities	9.4	1.7
Floor plan trade note borrowings	30.7	(10.4)
Net cash provided by operating activities	15.5	68.6
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition, net of cash received	—	(0.7)
Purchase of property and equipment	(5.0)	(1.6)
Technology development	(0.1)	(0.4)
Net cash used in investing activities	(5.1)	(2.7)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	10.0	—
Repayment of debt	(59.1)	(35.5)
Increase in borrowings from non-trade floor plans	(5.3)	(39.3)
Other financing	(0.9)	(1.4)
Net cash used in financing activities	(55.3)	(76.2)
NET CHANGE IN CASH	(44.9)	(10.3)
Cash and restricted cash at beginning of period	96.7	77.0
Cash and restricted cash at end of period	$51.8	$66.7

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization. Adjusted EBITDA further adds back non-cash stock-based compensation, management transition costs, certain litigation expenses not associated with our ongoing operations, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(4.1)	$(11.2)	$(46.0)	$(22.2)
Add back:
Floor plan interest expense	3.1	4.4	8.5	12.7
Other interest expense	10.4	12.2	32.1	36.2
Depreciation and amortization	2.2	3.1	6.5	9.7
Income tax expense (benefit)	0.1	—	0.3	(0.4)
EBITDA (non-GAAP)	11.7	8.5	1.4	36.0
Adjustments:
Floor plan interest expense	(3.1)	(4.4)	(8.5)	(12.7)
Stock-based compensation	0.8	1.1	1.3	3.9
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.3	0.8	0.8
Other non-recurring costs(1)	2.6	1.3	6.4	2.6
Management transition costs	—	—	1.1	0.1
Impairment of franchise rights	—	—	34.0	—
Adjusted EBITDA (non-GAAP)	$12.3	$6.8	$36.5	$30.7

(1) Other non-recurring costs, which include one-time expenses, such as costs incurred for litigation not part of our normal, ongoing operations. For the 2024 period, this also included costs for a canceled service contract.

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We view free cash flow when assessing the Company's sources of liquidity and capital resources. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	Nine Months Ended Sep. 30,
	2025	2024
Cash flows from operating activities (GAAP)	$15.5	$68.6
Less:
Capital expenditures	(5.0)	(1.6)
Free Cash Flow (non-GAAP)	$10.5	$67.0

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Sep. 30, 2025	As of Dec. 31, 2024
Long-term debt, including current maturities (GAAP)	$207.5	$251.1
Add back: unamortized debt discount and issuance costs	12.8	16.3
Principal of long-term debt, including current maturities	220.3	267.4
Less: unrestricted cash	(35.4)	(85.3)
Non-Vehicle Net Debt (non-GAAP)	$184.9	$182.1

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, management transition costs and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we believe it is important to evaluate Adjusted SG&A along with SG&A and our consolidated statements of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Three Months Ended Sep.30,		Nine Months Ended Sep. 30,
	2025	2024	2025	2024
SG&A (GAAP)	$64.4	$65.9	$192.2	$211.2
% of Gross Profit	84.7%	88.7%	84.6%	85.6%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.3)	(0.3)	(0.8)	(0.8)
Other non-recurring costs(1)	(2.6)	(1.3)	(6.4)	(2.6)
Management transition costs	—	—	(1.1)	(0.1)
Adjusted SG&A (non-GAAP)	$61.5	$64.3	$183.9	$207.7
% of Gross Profit	80.9%	86.5%	81.0%	84.2%
(1) Other non-recurring costs, which include one-time expenses, such as costs incurred for litigation not part of our normal, ongoing operations. For the 2024 period, this also included costs for a canceled service contract.

RideNow Group, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of September 30, 2025(1)

Consolidated Total Net Leverage Ratio		4.1x
Covenant	Maximum Allowed	6.75x

Consolidated Senior Secured Net Leverage Ratio		3.8x
Covenant	Maximum Allowed	6.5x
(1) Calculated in accordance with our credit agreement.